Exhibit 10.1
NOTICE OF GRANT OF RESTRICTED STOCK
PURSUANT TO THE UNIVERSAL INSURANCE HOLDINGS, INC.
2021 OMNIBUS INCENTIVE PLAN

FOR GOOD AND VALUABLE CONSIDERATION, Universal Insurance Holdings, Inc., a Delaware corporation (the “Company”), hereby awards (this “Award”) to the Participant designated in Section A of this Notice of Grant (the “Notice”) the number of shares of restricted stock set forth below the (“Restricted Stock”). This Award is made pursuant to the provisions of the Company’s 2021 Omnibus Incentive Plan (as amended from time to time, the “Plan”), and is subject to the restrictions in this Notice and the additional provisions set forth in the attached Terms and Conditions of Restricted Stock Award (the “Terms and Conditions” and together with the Notice, this “Agreement”).

A.    Award Specifics

Participant:
Date of Grant:	Number of Shares:

B.    Vesting

Date	Shares Vesting

Except as otherwise provided in the Terms and Conditions, vesting is conditioned upon continued service by the Participant through each Vesting Date.

By signing below, the Participant agrees that this Award is granted under and governed by the terms and conditions of the Plan and this Agreement. The Participant acknowledges receipt of the information statement describing the provisions of the Plan.

Participant _________________________________ Signature _________________________________ Print Name _________________________________ Address	UNIVERSAL INSURANCE HOLDINGS, INC. a Delaware corporation By: Name: Its:

TERMS AND CONDITIONS OF
RESTRICTED STOCK AWARD

1.    Grant and Payment.

(a)    The Participant is hereby granted the number of shares of Restricted Stock set forth in the Notice, subject to the vesting and other terms and conditions hereof. No purchase price will be owed with respect to the Restricted Stock.

(b)    The Company shall deliver the shares through book entry transfer to an account in the Participant’s name at a financial institution that is selected by the Company and approved by the Participant. Share certificates representing distributed shares shall not be issued by the Company until such shares have been delivered to the Participant’s account as specified above. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to the delivery of any shares of Common Stock hereunder; provided, however, that the Company shall not pay the expenses related to any sale of shares received in connection with the grant or vesting of any shares of Restricted Stock, regardless of whether such sale is made to satisfy expenses, withholding, or other taxes.

2.    Dividend Equivalents.

(a)    The Participant shall be credited with a cash amount equal to the ordinary cash dividends declared and paid on the corresponding number of shares of Common Stock during the period beginning on the Date of Grant and ending on each applicable Vesting Date. Such cash amount shall be subject to the same time-vesting conditions as the Restricted Stock and shall be paid to the Participant in cash (without interest) at the time that the shares of the Restricted Stock become vested.

(b)    No dividend or dividend equivalents shall be paid in respect of any forfeited shares of Restricted Stock, even if such dividends or dividend equivalents are credited on such shares of Restricted Stock on or prior to forfeiture.

3.    Effect of Termination of Service on Vesting.

If the Participant’s service with the Company is terminated for any reason, any then outstanding unvested shares of Restricted Stock shall be immediately forfeited as of the Participant’s date of termination.

4.    Compliance with Law.

This Award is subject to the condition that, if the listing, registration or qualification of the shares of Common Stock delivered with respect to the Restricted Stock subject to this Award upon any securities exchange or under any law, or the consent or approval of any governmental body, is necessary or desirable as a condition of, or in connection with, the vesting of Restricted Stock or delivery of the underlying shares hereunder, shares of Common Stock may not be delivered, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained. The Company agrees to make reasonable efforts to effect or obtain any such listing, registration, qualification, consent or approval.

5.    Non-Transferability of Award.

The Restricted Stock subject to this Award may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process until the date the Restricted Stock becomes vested. Any such attempted sale, transfer, assignment, pledge, hypothecation or encumbrance, or other disposition of the Restricted Stock at a time when it is unvested shall be null and void.

6.    Withholding.

The Committee shall determine the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any income recognized by the Participant with respect to the Award. The Participant shall be required to meet any applicable tax withholding obligation in accordance with the provisions of Section 11.06 of the Plan. The Participant shall have the right to elect to meet any withholding requirement: (i) by having withheld from this Award at the appropriate time that number of whole shares of Common Stock whose fair market value is equal to the amount of any taxes required to be withheld with respect to such Award, (ii) by direct payment to the Company in cash of the amount of any taxes required to be withheld with respect to such Award or (iii) by a combination of shares of Common Stock and cash.

7.    Participant Representations.

The Participant hereby represents to the Company that the Participant has read and fully understands the provisions of the Notice, these Terms and Conditions and the Plan, and the Participant’s decision to participate in the Plan is completely voluntary. Further, the Participant acknowledges that the Participant is relying solely on his own advisers with respect to the tax consequences of this Award.

8.    Miscellaneous.

(a)    Notices. All notices, requests, deliveries, payments, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be either delivered personally or sent by registered or certified mail, or by private courier, return receipt requested, postage prepaid to the parties at their respective addresses set forth herein, or to such other address as either shall have specified by notice in writing to the other. Notice shall be deemed duly given hereunder when delivered or mailed as provided herein.

(b)    Waiver. The waiver by either party to this Award of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

(c)    Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof.

(d)    Binding Effect; Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and to the extent not prohibited herein, their respective heirs, successors, assigns and representatives. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto and, as provided above, their respective heirs, successors, assigns and representatives any rights, remedies, obligations or liabilities.

(e)    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts fully executed and performed in such State.

(f)    Headings. The headings contained in this Agreement are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

(g)    Terms and Construction. In the event of any conflict between the provisions of this Agreement and the Plan, the provisions of the Plan shall control.

(h)    Amendment. This Agreement may be amended at any time by written agreement of the parties hereto.

(i)    No Right to Continued Engagement. Nothing in this Agreement shall confer upon the Participant any right to continue in the engagement, employ or service of the Company or affect the right of the Company to terminate the Participant’s engagement, employment or service at any time.

(j)    Further Assurances. The Participant agrees, upon demand of the Company or the Committee, to do all acts and execute, deliver and perform all additional documents, instruments and agreements which may be reasonably required by the Company or the Committee, as the case may be, to implement the provisions and purposes of this Agreement and the Plan.
    3